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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6436) of Enbridge Inc. of our report dated June 30, 2008 relating to the financial statements of Enbridge Employee Services, Inc. Employees' Savings Plan, which appears in this Form 11-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP

Houston, Texas
June 30, 2008

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  Exhibit 23.1